EXHIBIT 5.1
April 9, 2009
Kona Grill, Inc.
7150 E. Camelback Road, Suite 220
Scottsdale, Arizona 85251

Re:	Kona Grill, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Kona Grill, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3, initially filed by the Company on March 30, 2009 (as amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to stockholders of the Company in connection with the issuance by the Company to its stockholders of subscription rights (the “Basic Subscription Rights”). Each stockholder will receive one right for each 2.5 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) owned on the record date, and each right entitles the holders thereof to purchase one share of Common Stock. Any fractional rights will be rounded down to the nearest whole number. Four of the Company’s noteholders, who are currently stockholders of the Company, will be entitled to subscribe for additional shares that remain unsubscribed as a result of any unexercised Basic Subscription Rights (the “Over-Subscription Rights” and together with the Basic Subscription Rights, the “Rights”). Each Over-Subscription Right entitles these noteholders to subscribe for an additional amount of Common Stock on a pro rata basis based on the aggregate principal amount of notes outstanding at the same subscription price.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     As counsel to the Company and in connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies, and the authenticity of the originals of such latter documents.
     Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:
     1. The Rights have been duly authorized and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
     2. The Common Stock has been duly authorized and, when issued and delivered against payment therefor upon due exercise of the Rights as contemplated in the Registration Statement, will be validly issued, fully paid, and nonassessable.

April 9, 2009

     For purposes of our opinion, we also have assumed that the Company has paid all taxes, penalties, and interest which are due and owing to the state of Delaware.
     We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Delaware, including interpretation of such laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.
     We hereby expressly consent to any reference to our firm in the Registration Statement, to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.
Very truly yours,
/s/ Greenberg Traurig, LLP